THOMPSON	ATLANTA CINCINNATI COLUMBUS NEW YORK
HINE	BRUSSELS CLEVELAND DAYTON WASHINGTON, D.C.

April 5, 2007

XTF Advisors Trust

110 Wall Street

18th Floor

New York, NY  10005

Re: XTF Advisors Trust, File Nos. 333-138261 and 811-21971

Gentlemen:

A legal opinion that we prepared was filed with Pre-Effective Amendment No. 1 to the XTF Advisors Trust Registration Statement (the “Legal Opinion”).  We hereby give you our consent to incorporate by reference the Legal Opinion into Pre-Effective Amendment No. 2 to the Registration Statement (the “Amendment”), and consent to all references to us in the Amendment.

Very truly yours,

/s/ THOMPSON HINE LLP

THOMPSON HINE LLP